                                            Filed Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-34075

                                   Supplement
                                       to
                       Prospectus dated September 22, 1997

        The table of Selling Shareholders on pages 12, 13 and 14 is hereby replaced in its entirely with the following table:

                                                 Shares                          Shares of
                                                 Common                            Common
                                                 Stock                             Stock
                                              Beneficially       Shares          Beneficially
                                              Owned Prior        Offered         Owned After
                                             to the Offering     Hereby          the Offering
                                             ---------------  --------------     --------------
NAME OF SHAREHOLDERS
Bruce Addis                                            151               151                --
Lourdes P. Aguda                                        29                29                --
Ellen Beaumont                                         124               124                --
Walter Blair                                        94,840            94,840                --
John E. Bramfitt and Pamela I. Bramfitt,            12,978            12,978                --
Co-Trustees FBO Bramfitt Family Trust
U/A/D/ 01/20/93
John H. Bunch                                          279               279                --
Jeffrey P. Callister                                23,431            23,431                --
Cedar-Sinai Medical Center                           3,548             3,548                --
Laura Dietch                                         1,870             1,870                --
Catherine Diez-Luckie                               26,085            26,085                --
Neal Eigler                                        251,536           251,536                --
Hartmut & Maria Eysell, JT TEN                       1,120             1,120                --
Glenn K. Furuta                                     30,605            30,505               100
Mark D. Milani, Trustee of the                      22,447            22,447                --
Gabriela M. Hess Trust U/T/A/
dated November 30, 1994
Robert Hess and Rosemarie Hess,                    582,159           582,159                --
Trustees FBO Hess Family Trust
U/A/D/ dated 8/3/89
Mark D. Milani, Trustee of the                      22,447            22,447                --
Verona K. Hess 1994 Trust U/T/A/
dated November 30, 1994
William B. Hess                                      1,120             1,120                --
Jerome Jackson                                       8,171             8,171                --
Litvack-Curtis Children's Trust,                    33,672            33,672                --
 Robert Harabedian, Trustee
Frank Litvack                                      592,080           592,080                --
Judy Litvack Ravinsky                                  371               371                --
Yoh Chie Lu                                          8,728             8,728                --
Paul McCormick                                      14,321            14,321                --

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
Nathan Ramaswami                                                111               111                --
Lisa Rauh                                                        28                28                --
Nancy Shanley                                                   934               934                --
Fred Zuber                                                      242               242                --
Fukuda Denshi Co., Ltd.                                     125,353           125,353                --
Arnhold & S. Bleichroeder, Inc.                                 801               801                --
(for Michelle Drasher)
Arnhold & S. Bleichroeder, Inc.                              36,077            36,077                --
(for First Eagle Fund, NV)
Arnhold & S. Bleichroeder, Inc.                               4,007             4,007                --
(for Gary Fuhrman)
Arnhold & S. Bleichroeder, Inc.                               4,007             4,007                --
(for Harold Levy)
Stephen Aiello                                                  599               599                --
AS Fansea                                                       399               399                --
Howard Berlin                                                 3,005             3,005                --
John Bohan                                                      399               399                --
David L. Cohen                                                3,206             3,206                --
Bryan C. Donohue, M.D                                         3,935             3,935                --
Michael Dovey                                                 1,001             1,001                --
Paine Webber in Trust of the Jonathan Edelson IRA               801               801                --
Evelin Eigler, Trustee of the Seldon Baker Trust              1,000             1,000                --
Stuart M. Essig                                               1,001             1,001                --
John S. Geis                                                  4,007             4,007                --
Claudio Gibelli                                               2,002             2,002                --
GSAM Oracle Fund, Inc.                                       24,051            24,051                --
Hare & Co.                                                   26,055            26,055                --
William M. Helvey, M.D                                        1,001             1,001                --
John B. Henneman, III                                           399               399                --
Steven Hochberg                                                 801               801                --
Hoegh Invest AS                                               2,604             2,604                --
Alice Jack                                                    1,001             1,001                --
Earl L. and Julia Ender Jackson                               1,001             1,001                --
as Community Property
FBO Ronald P. Karlsberg Cardiovascular Group                    899               599               300
of Southern California 401(k)
Profit Sharing Plan DTD 1/1/89
Gerald T. Keusch                                                599               599                --
Kurt H. Kruger                                                  801               801                --
Jack Litvack, Cyst Investment Corp.                           3,001             1,001             2,000
Patrick A. McBrayer                                             399               399                --
J. Casey McGlynn                                                159               159                --
David Moyne                                                     801               801                --
David B. Musket                                               5,731             5,731                --
Cowen & Co.,                                                    901               901                --
Custodian FBO David B. Musket SEP IRA
August J. Neudecker                                           4,007             4,007                --
Och-Ziff Capital Management, L.P.                            30,064            30,064                --
Daniel P. Paduano                                             3,005             3,005                --

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

Munro W. Pitt                                                     600                 600                  --
ProMed Partners, L.P.                                          13,527              13,527                  --
Prudential Securities                                           2,003               2,003                  --
C/F Colin Morris A/C AA-R54811
Randall Rose                                                   16,034              16,034                  --
Clinton T. Rubin (SUNY - Stony Brook)                             399                 399                  --
J. Curt Schnackenberg                                           1,001               1,001                  --
Lorraine A. Schwarz                                             1,001               1,001                  --
Dieter Stoeckel                                                   559                 359                 200
Lawrence J, Tedesco, Sr                                           439                 439                  --
The Travelers Indemnity Company                                44,093              44,093                  --
The Travelers Insurance Company                                85,182              85,182                  --
The Travelers Life and Annuity Company                          5,009               5,009                  --
The Phoenix Insurance Company                                   6,011               6,011                  --
Westfield Performance Fund, L.P.                               20,042              20,042                  --
WS Investment Company 96A                                       1,441               1,441                  --
James Whiting                                                     536                 536                  --
Wilson, Sonsini, Goodrich & Rosati Profit Sharing                 399                 399                  --
Plan, Mario M. Rosati and Douglas
M. Laurice, Trustees, FBO J. Casey McGlynn
Federico Gutierrez                                                163                 163
David B. Modesitt                                               1,306               1,306
Sheldon King                                                    4,297               4,297
Martin Leon M.D                                                 7,162               7,162
Paul Teirstein M.D                                              8,127               8,127
Wood Grundy (London) Ltd.                                         111                 111                  --
Ashtree Corporation                                             1,795               1,795                  --
Jim Lane                                                        1,795               1,795                  --
Paine Webber Inc., as custodian of the IRA                      1,076               1,076                  --
account of Jason F. Fensterstock
Paine Webber Inc., as custodian of the IRA                      1,795               1,795                  --
account of Joyce Fensterstock
Paine Webber Inc., as custodian of the IRA                        897                 897                  --
account of Blair Fensterstock
Richard Yancy                                                     897                 897                  --
Stephen Case                                                      897                 897                  --
Brad Stephens                                                     537                 537                  --
Edward Kosinski                                                 1,795               1,795                  --
Janet Tweed-Arkush                                                537                 537                  --
Gary Schonwald                                                    897                 897                  --
JIBJEB Partners                                                   897                 897                  --
John Friedman                                                   2,104               2,104                  --
Steven Casey                                                      470                 470                  --
Khalid Quadir                                                      74                  74                  --
Edward Casey                                                      537                 537                  --
Auldgate Investments                                            4,192               4,192                  --

                                                            ---------           ---------           ---------
                                       Total:               2,272,941           2,270,341               2,600
                                                            =========           =========           =========

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